                                               UGLY DUCKLING CORPORATION
                                 SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE

                                                   Three Months Ended     Three Months Ended
                                                   September 30, 1997     September 30, 1996
                                                 ----------------------  --------------------
                                                               Fully                  Fully
                                                  Primary     Diluted     Primary    Diluted
                                                 ----------  ----------  ---------  ---------
Net earnings (loss)                              $  (1,828)  $  (1,828)  $  1,967      1,967

Preferred dividends                                      -           -       (250)      (250)

Net earnings (loss) available to common shares   $  (1,828)  $  (1,828)  $  1,717      1,717
                                                 ==========  ==========  =========  =========

Earnings (loss) per share                        $   (0.10)  $   (0.10)  $   0.19   $   0.19
                                                 ==========  ==========  =========  =========

Weighted average common shares outstanding          18,455      18,455      8,633      8,633

Common equivalent shares outstanding                   545         545        456        572
  using the treasury stock method

Weighted average common and common
  equivalent shares outstanding                     19,000      19,000      9,089      9,205
                                                 ==========  ==========  =========  =========

                                                   Nine Months Ended       Nine Months Ended
                                                  September 30, 1997      September 30, 1996
                                                 ----------------------  --------------------
                                                               Fully                  Fully
                                                  Primary     Diluted     Primary    Diluted
                                                 ----------  ----------  ---------  ---------
Net earnings                                     $   5,745   $   5,745   $  4,115      4,115

Preferred dividends                                      -           -       (817)      (817)

Net earnings  available to common shares         $   5,745   $   5,745      3,298      3,298
                                                 ==========  ==========  =========  =========

Earnings per share                               $    0.32   $    0.32   $   0.47   $   0.46
                                                 ==========  ==========  =========  =========

Weighted average common shares                      17,600      17,600      6,659      6,658
outstanding

Common equivalent shares outstanding                   600         600        407        572
  using the treasury stock method

Weighted average common and common
  equivalent shares outstanding                     18,200      18,200      7,066      7,230
                                                 ==========  ==========  =========  =========